UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2025

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On March 25, 2025, the Board of Directors (the “Board”) of Rezolute, Inc. (the “Company”) upon the recommendation of the Company’s nominating and corporate governance committee elected Erik Harris to the Board, effective March 25, 2025 (the “Effective Date”). The Board determined that Mr. Harris qualifies as “independent” in accordance with the published listing requirements of Nasdaq.

Mr. Harris has served as the Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company, since June 2019 and served as its Senior Vice President and Head of North American Commercial Operations from July 2017 to June 2019. Prior to Ultragenyx, Mr. Harris spent six years at Crescendo Bioscience, Inc., a molecular diagnostic company, most recently as Vice President of Commercial. Earlier in his career, Mr. Harris served as Vice President of Marketing at InterMune, Inc., a biotechnology company, and also held positions in the commercial organizations at Elan Pharmaceuticals, Inc., Genentech, Inc., and Bristol-Myers Squibb Company. At the start of his professional career, Mr. Harris served as a Lieutenant Commander in Naval Aviation and Congressional Fellow for the United States Navy. Mr. Harris currently serves on the board of directors of Denali Therapeutics Inc., a publicly traded biopharmaceutical company as well as Inozyme Pharma, Inc., a publicly traded biopharmaceutical company. Mr. Harris received a Master of Business Administration from the Wharton School of Business and a Bachelor of Science from the United States Naval Academy. The Company believes that Mr. Harris’s commercial and management experience with life science companies qualifies him to serve as a member of the Board.

Mr. Harris will receive the standard compensation payable to non-employee directors of the Board. Pursuant to these arrangements, commencing on the Effective Date, he will be paid the annual cash retainer payable to other Board members (in addition to any committee fees), which will be pro-rated for his first year of service. In addition Mr. Harris will be granted 60,000 stock options with an exercise price of $2.89. The award will vest monthly in equal installments beginning on March 25, 2025 and will expire on March 25, 2035.

Mr. Harris does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, the Board has not determined Mr. Harris’s Board committee assignments. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K within four business days after such determination has been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: March 28, 2025	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer